Contact: Valerie Haertel, RCN Investor Relations (609) 734-3816
         Nancy Bavec, RCN Public Relations (609) 734-3772


                  RCN ANNOUNCES FIRST QUARTER 2001 RESULTS

         Strong EBITDA Improvement Driven by SG&A Cost Reductions,
 Revenue Growth of 10.2 Percent, and 14 Percent Increase in On-Net Connections


PRINCETON, NJ, May 3, 2001--RCN Corporation (Nasdaq: RCNC) today reported its results for the quarter ended March 31, 2001, reflecting strong EBITDA improvements and continued increases in connections and revenue.

Key Quarterly Accomplishments

o        EBITDA improved by 21.0% or $23.4 million
o        On-net connections increased 14.0% to 540,513
o        Revenues for the quarter increased by 10.2% to $125.2 million
o RCN's comprehensive bundled offerings are now marketed to more than 486,000 homes
o        Gross margin improved to 52.0%
o        Customer churn improved to an average of 1.9% per month

"We accomplished what we set out to do in this quarter. As we discussed last quarter, we focused our efforts on cutting costs and driving operating efficiencies across the organization," said David C. McCourt, RCN's Chairman and CEO. "Our results show that we are on track to hit our full-year financial and operating targets. We are off to a good start, and are confirming our year-end guidance."

Financial Results for the Quarter

For the quarter ended March 31, 2001, Pro Forma Total RCN revenues were $125.2 million. RCN's Pro Forma Total consolidated EBITDA (earnings before interest, taxes, depreciation, amortization and non-cash stock-based compensation) for the quarter was a loss of $89.6 million. The company posted a net loss of $257.9 million in the first quarter of 2001, or $(2.95) per average common share.

"As we stated in December, the fourth quarter represented our EBITDA inflection point, and we improved by $23.4 million this quarter. We expect that each subsequent quarter will show EBITDA improvements," said Timothy Stoklosa, Executive Vice President and Chief Financial Officer. "This quarter also marked the first time in the company's history that we had an absolute decrease in operating costs with a corresponding increase in revenue."

Capital expenditures were $225.0 million for the quarter. The gross property, plant and equipment, which represents the amount of network asset RCN has built to date, stands at $3.0 billion. In the first quarter of 2001, RCN passed an additional 89,426 homes with its Megaband(TM) Network and added 66,957 on-net connections.

"On-net connections growth continues to be strong as we focus our development efforts on existing markets," said Tim Stoklosa, Executive Vice President and Chief Financial Officer. "We expect to be able to bring at least one market to profitability by early 2002."

Strong Demand for Bundled Services Continue

Revenue growth was driven by strong on-net customer connections. During the first quarter, ResiLinkSM bundled services were launched in 9 new towns, bringing the number of homes marketed to over 480,000, an increase of 15% from last quarter.

In January, ResiLinkSM celebrated the one-year anniversary of its official launch as the most comprehensive bundle of broadband residential services offered to consumers.

"We continue to experience strong customer demand for our bundled products. In this tough economic environment, customers continue to recognize the value and appreciate the convenience RCN's products offer," said Jeff White, President, Customer & Field Operations. "As we continue to roll out our flagship bundled offerings in all our markets, we reap the rewards of experience in the form of higher penetration levels in shorter periods of time."

About The RCN Megaband(TM) Network

RCN's Megaband(TM) Network is a unique broadband fiber-optic platform capable of offering a full suite of communications services to residential customers. The network employs SONET ring backbone architecture, and localized nodes built to ensure RCN's state-of-the-art fiber optics travel to within 900 feet of RCN customers, with fewer electronics and lower maintenance costs than existing local networks. RCN's high-capacity local fiber-optic networks target densely populated areas that represent 44% of the U.S. residential communications market located in just 6% of its geography.

About RCN Corporation

RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable television and high-speed Internet services to the most densely populated markets in the U.S. RCN has more than 1 million customer connections. It operates in seven of the top ten markets in the U.S., namely Boston, Chicago, Los Angeles, New York, Philadelphia, San Francisco and Washington DC. Additional information can be found at: www.rcn.com.


                                   # # #

Some of the statements made by RCN in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, the availability and success of strategic alliances or relationships, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and the emergence of future opportunities. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.




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

                                                          Total Service Connection

                                          1Q00          2Q00         3Q00        4Q00         1Q01      Quarterly     Year-Over
                                                                                                         Change       Year Change

        Advanced Fiber

        On-Net

        Voice                              68,550        95,065      113,270     140,329     164,012

        Video                             160,665       216,810      239,221     266,567     295,509

        Data                               26,698        40,292       52,348      66,660      80,992

        Subtotal On-Net                   255,913       352,167      404,839     473,556     540,513       14%           111%


        Off -Net

        Voice                              45,262        41,428       45,435      47,228      49,229

        Video                             139,383       134,627      146,995     146,836     147,502

        Data                              500,495       488,054      472,761     447,157     427,222

        Subtotal Off-Net                  685,140       664,109      665,191     641,221     623,953

        Total Service Connections         941,053     1,016,276    1,070,030   1,114,777   1,164,466        4%            24%

        Advanced Fiber Homes Passed       808,023     1,051,174    1,263,199   1,455,907   1,545,332        6%            91%

        Marketable Homes                  601,745       830,989    1,006,031   1,100,058   1,183,687        8%            97%

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                                             PRO FORMA TOTAL RCN*
                                       RCN CORPORATION AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
                                            (Dollars in Thousands)
                                                  (Unaudited)

                                                                                 QUARTER ENDED
                                                                  Mar 31,           Dec 31,             Mar 31,
                                                                   2001             2000                 2000

SALES:
  VOICE                                                      $     27,012       $   24,268         $   15,465
  VIDEO                                                            50,108           45,942             34,084
  DATA                                                             35,065           32,036             27,386
  OTHER                                                            12,971           11,275             11 204
                                                             -------------------------------------------------
TOTAL SALES                                                       125,156          113,521             88,139
COSTS & EXPENSES, EXCLUDING NON-CASH STOCK BASED
COMPENSATION, DEPRECIATION AND AMORTIZATION:
  DIRECT EXPENSES                                                  60,044           56,048             42,087
  OPERATING AND SG&A                                              154,732          170,461            114 981
                                                             -------------------------------------------------
EBITDA BEFORE NON-CASH STOCK BASED COMPENSATION                   (89,620)        (112,988)           (68,929)
NON-CASH STOCK BASED COMPENSATION                                  14,326           13,906              1,041
WRITE DOWN OF CONSTRUCTION MATERIAL                                16,000                -                  -
DEPRECIATION AND AMORTIZATION                                      99,997           99,301             50 321
                                                              ------------------------------------------------
OPERATING LOSS                                                   (219,943)        (226,195)          (120,291)
INVESTMENT INCOME                                                  37,786           36,497             35,192
INTEREST EXPENSE                                                  (53,566)         (59,530)           (53,336)
WRITE DOWN OF EQUITY INVESTMENT                                                    (24,418)                 -
OTHER (LOSS) INCOME, NET                                             (552)           4,407                138
                                                              ------------------------------------------------
(LOSS) BEFORE INCOME TAXES                                       (236,275)        (269,239)          (138,297)
(BENEFIT) FOR INCOME TAXES                                         (2,578)          (2,377)              (796)
                                                              ------------------------------------------------
(LOSS) BEFORE EQUITY IN UNCONSOLIDATED
ENTITIES AND MINORITY INTEREST                                   (233,697)        (266,862)          (137,501)
EQUITY IN (LOSS) OF UNCONSOLIDATED ENTITIES                          (527)          (5,793)            (9,107)
MINORITY INTEREST IN LOSS OF
  CONSOLIDATED ENTITIES                                            13,255           12,959              8,487
                                                              ------------------------------------------------
NET (LOSS)                                                       (220,969)        (259,696)          (138,121)
PREFERRED DIVIDEND AND ACCRETION REQUIREMENTS                      36,972           36,360             15,462
                                                             -------------------------------------------------
NET (LOSS) TO COMMON SHAREHOLDERS                            $   (257,941)      $ (296,056)        $ (153 583)
                                                             =================================================

*The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests.
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

                                                  GAAP BASIS
                                       RCN CORPORATION AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
                                 (Dollars in Thousands, Except Per Share Data)
                                                  (Unaudited)

                                                                                QUARTER ENDED
                                                                  Mar 31.          Dec 31,           Mar 31,
                                                                   2001            2000               2000
                                                               ------------------------------------------------

 SALES                                                         $   105,949      $    94,996       $  71,257

 COSTS& EXPENSES, EXCLUDING NON-CASH STOCK BASED

 COMPENSATION, DEPRECIATION AND AMORTIZATION:

   DIRECT EXPENSES                                                  53,159           49,804          38,081

   OPERATING AND SG&A                                              137,119          154,620          99,685
                                                                --------------------------------------------

 EBITDA BEFORE NON-CASH STOCK BASED COMPENSATION                   (84,329)        (109,428)        (66,509)

 NON-CASH STOCK BASED COMPENSATION                                  14,326           13,906           1,041

 WRITE DOWN OF CONSTRUCTION MATERIAL                                16,000                -               -

 DEPRECIATION AND AMORTIZATION                                      91,676           90,902          44,412
                                                                 --------------------------------------------

 OPERATING (LOSS)                                                 (206,331)        (214,236)       (111,962)

 INVESTMENT INCOME                                                  37,464           36,205          35,052

 INTEREST EXPENSE                                                  (53,566)         (59,530)        (53,337)

 WRITE DOWN OF EQUITY INVESTMENT                                         -          (24,418)              -

 OTHER (LOSS) INCOME, NET                                             (552)           4,407             138
                                                                 --------------------------------------------
 (LOSS) BEFORE INCOME TAXES                                       (222,985)        (257,572)       (130,109)

 (BENEFIT) FOR INCOME TAXES                                         (2,578)          (2,377)           (796)
                                                                 --------------------------------------------
 (LOSS) BEFORE EQUITY IN UNCONSOLIDATED
   ENTITIES AND MINORITY INTEREST                                 (220,407)        (255,195)       (129,313)

 EQUITY IN (LOSS) OF UNCONSOLIDATED ENTITIES                        (7,172)         (12,328)        (13,201)

 MINORITY INTEREST IN LOSS OF
   CONSOLIDATED ENTITIES                                             6,610            7,827           4,393
                                                                ---------------------------------------------

 OET (LOSS)                                                       (220,969)        (259,696)       (138,121)

 PREFERRED DIVIDEND AND ACCRETION REQUIREMENTS                      36,972           36,360          15,462
                                                               ----------------------------------------------

 NET (LOSS) TO COMMON SHAREHOLDERS                             $  (257,941)     $  (296,056)     $ (153,583)
                                                               ==============================================


 BASIC AND DILUTED (LOSS) PER AVERAGE COMMON SHARE:

 NET (LOSS) TO COMMON SHAREHOLDERS                             $  (2.95)        $  (3.42)        $ (1.95)

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

                                           GAAP BASIS
                                RCN CORPORATION AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Dollars in Thousands)
                                          (Unaudited)

                                                                          March 31,         December 31,
                                                                            2001               2000

ASSETS
Current assets

  Cash, temporary cash investments and short-term investments           $ 1,234,894            $1,728,392

  Accounts receivable from related parties                                   45,439                37,874

  Accounts receivable, net of reserve for
    doubtful accounts of $10,274 at March 31, 2001 and
    $4,123 at December 31, 2000                                              52,100                52,878

  Interest and dividends receivable                                          15,245                13,365

  Prepayments and other                                                      17,460                21,822
                                                                         ---------------------------------
Total current assets                                                      1,365,138             1,854,331


Property, plant and equipment, net of accumulated
  depreciation of $481,505 at March 31, 2001
  and $420,659 at December 31, 2000                                       2,405,286             2,255,959

Investments                                                                 222,367               204,946

Intangible assets, net of accumulated amortization of $267,353
  at March 31, 2001 and $274,924 at December 31, 2000                       354,244               389,672

Deferred charges and other assets                                            56,081                70,644
                                                                         ---------------------------------
Total assets                                                             $4,403,116            $4,775,552
                                                                         =================================
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


                                           GAAP BASIS
                                RCN CORPORATION AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Dollars in Thousands)
                                          (Unaudited)

                                                                                   March 31,     December 31,
                                                                                      2001           2000
                                                                                   ---------------------------

LIABILITIES, REDEEMABLE PREFERRED AND SHAREHOLDERS' DEFICIT

Current liabilities

  Current maturities of long-term debt and
    capital lease obligations                                                            $258             $355

  Accounts payable to related parties                                                  56,145           89,800

  Accounts payable                                                                     49,088          198,562

  Advance billings and customer deposits                                               26,934           24,638

  Accrued expenses                                                                    215,991          217,534
                                                                                   ----------------------------
Total current liabilities                                                             348,416          530,889
                                                                                   ----------------------------
Long-term debt                                                                      2,286,882        2,257,357

Other deferred credits                                                                 21,688           25,983

Minority interest                                                                      66,774           75,232

Redeemable preferred stock                                                          2,027,585        1,990,613

Common shareholders' deficit                                                         (348,229)        (104,522)
                                                                                   ----------------------------
Total liabilities, redeemable preferred and common shareholders' deficit           $4,403,116       $4,775,552
                                                                                   ============================

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